Exhibit (k)(5)

MASTER DISTRIBUTION PLAN

For Class U Shares

WHEREAS, each entity listed on Schedule A (each a “Trust” and together, the “Trusts”) engages in business as an investment company with one or more series of shares as listed on Schedule A hereof (each a “Fund” and together, the “Funds”), and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each Trust employs Eaton Vance Distributors, Inc. to act as Principal Underwriter (as defined in the 1940 Act) of the Fund, and the Principal Underwriter has entered into selling agreements with financial intermediaries and other third parties (“financial intermediaries”) to distribute Fund shares;

WHEREAS, certain Funds identified on Schedule A offer shares designated as Class U (collectively referred to herein as the “Class”) and each Trust has adopted a separate Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the “Prior Plans”) that provides for the payment of an annual distribution and service fee by each Fund from the assets of such Class;

WHEREAS, the Principal Underwriter has proposed to establish a single Master Distribution Plan for the Class shares of each Fund (the “Plan”), which reflects the terms and conditions of the Prior Plans and does not result in a change in the amounts payable under such Plans;

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the Plan will benefit each Fund and the holders of Class shares of each such Fund;

NOW, THEREFORE, each Trust hereby adopts the Plan on behalf of each Fund with respect to its Class shares in accordance with Rule 12b-1 under the 1940 Act and containing the following terms and conditions:

1.

Each Fund shall pay to the Principal Underwriter a monthly distribution fee from the assets of the Class in an amount that shall not exceed the amount set forth on Schedule A for any fiscal year. Such fee is being paid in consideration for the distribution services and facilities to be furnished to the Fund by the Principal Underwriter. The Principal Underwriter may use the payments received pursuant to this Paragraph to compensate financial intermediaries to encourage the distribution of Class shares as it considers appropriate.

2.

Appropriate adjustment of payments made pursuant to Section 1 of the Plan shall be made whenever necessary to ensure that no such payment shall cause a Fund to exceed the applicable maximum cap imposed on sales charges attributable to the Class by subsection (d) of Rule 2341 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rulebook (“Fee Cap”).

3.

In addition to the payments of distribution fees to the Principal Underwriter provided for in Section 1, each Fund shall pay from assets attributable to the Class a monthly service fee to the Principal Underwriter. Such service fee shall be in an amount not to exceed the amount set forth on Schedule A for any fiscal year. All service fees are being paid to the Principal Underwriter hereunder in consideration for the personal and/or account maintenance services furnished by the Principal Underwriter to the Class and for the payment of service fees by the Principal Underwriter to financial intermediaries in connection with the provision of personal services and/or the maintenance of shareholder accounts.

4.

The Plan shall not take effect until after it has been approved by both a majority of (i) those Trustees of the Trust who are not “interested persons” of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operations of the Plan or any agreements related to it (the “Rule 12b-1 Trustees”), and (ii) all of the Trustees then in office, cast in person at a meeting (or meetings) called for the purpose of voting on the Plan.

5.

Any agreements between a Trust on behalf of a Fund and any person relating to the Plan shall be in writing and shall not take effect until approved in the manner provided for Trustee approval of the Plan in Section 3.

6.

The Plan shall continue in effect with respect to the Class for so long as such continuance is specifically approved at least annually in the manner provided for Trustee approval of the Plan in Section 3.

7.

The persons authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement shall be the President or any Vice President or the Secretary or Treasurer of the Trust. Such persons shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

8.

The Plan may be terminated as to any Fund with respect to its Class shares at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of the Class.

9.

The Plan may not be amended to increase materially the payments to be made by the Fund from the assets of the Class as provided herein unless such amendment, if required by law, is approved by a vote of at least a majority of the outstanding voting securities of the Class. In addition, all material amendments to the Plan shall be approved in the manner provided for in Section 3. Additional Funds may adopt the Plan upon approval by the Trustees of the Trust in the manner provided for in Section 3 and amendment of Schedule A.

10.	While the Plan is in effect, the selection and nomination of the Rule 12b-1 Trustees shall be committed to the discretion of the Rule 12b-1 Trustees.

11.

The Trust shall preserve copies of the Plan and any related agreements made by the Trust and all reports made pursuant to Section 6, for a period of not less than six years from the date of the Plan, the first two years in an easily accessible place.

12.

Consistent with the limitation of shareholder, officer and Trustee liability as set forth in the Trust’s governing documents, any obligations assumed by the Fund with respect to the Class pursuant to the Plan shall be limited in all cases to the assets of such Class and no person shall seek satisfaction thereof from the shareholders of other classes of the Fund or officers or Trustees of the Trust or any other class or series of the Trust.

13.

When used in the Plan, the term “service fees” shall have the same meaning as such term has in subsections (b) and (d) of Rule 2341 of the FINRA Rulebook. When used in the Plan, the term “vote of a majority of the outstanding voting securities of the Class” shall mean the vote of the lesser of (a) 67 per centum or more of the Class shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding Class shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding Class shares of the Fund.

14.

If any provision of the Plan shall be held or made invalid by a court decision, statute, rule or regulation of the Securities and Exchange Commission or otherwise, the remainder of the Plan shall not be affected thereby.

15.

The Plan shall be effective with respect to each Fund on August 1, 2023 and replaces and is substituted for any Prior Plan previously applicable to the Class. For purposes of calculating the Fee Cap set forth under Section 2, the Principal Underwriter shall include payments made pursuant to the Prior Plans as provided therein.

Adopted August 1, 2023

* * *

SCHEDULE A

Set forth below is a listing of: (i) all of the Trusts and other entities (together, “Trusts”) that are a party to the Amended and Restated Master Distribution Agreement with Eaton Vance Distributors, Inc. dated March 1, 2021, as may be amended (the “Agreement”); (ii) the Classes offered by each series of the Trusts (“Funds”)(with “N/A” indicating that a Fund does not offer a particular Class of shares); (iii) the fees payable by a Fund per annum (as a percentage of the average daily net assets attributable to the Class) pursuant to the Distribution Plan or Service Plan adopted by the Class (“Fees”); and (iv) in the case of a Fund offering Class C shares, the amount or source of the Fee Cap (as defined in the Agreement).(a) Where applicable, the distribution fee and service fee payable under a Distribution Plan are listed as “distribution fee/service fee.” Distribution fees and service fees are accrued daily and payable monthly. This Schedule A shall be appended to and be a part of the Master Distribution Agreement and, with respect to each Class of shares that has adopted a Master Distribution Plan, the information herein with respect to such Class shall constitute the Schedule A for such Plan.

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	W	U
Eaton Vance Growth Trust	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance Atlanta Capital Focused Growth Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Atlanta Capital Select Equity Fund	0.25	N/A	0.75/0.25	FINRA	N/A	None	None	N/A	N/A
Eaton Vance Atlanta Capital SMID-Cap Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Eaton Vance Focused Global Opportunities Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Focused Growth Opportunities Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Focused Value Opportunities Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Greater China Growth Fund	0.30	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance International Small-Cap Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Richard Bernstein All Asset Strategy Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Richard Bernstein Equity Strategy Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Worldwide Health Sciences Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	W	U
Eaton Vance Investment Trust(2)	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance Floating-Rate Municipal Income Fund	0.25	0.25	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance National Limited Maturity Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance New York Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Short Duration Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A

Eaton Vance Municipals Trust(3)
Eaton Vance Arizona Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance California Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Connecticut Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Georgia Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Maryland Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Massachusetts Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Minnesota Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Missouri Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Municipal Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance National Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance New Jersey Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance New York Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance North Carolina Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Ohio Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Oregon Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Pennsylvania Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance South Carolina Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Virginia Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	W	U
Eaton Vance Municipals Trust II (3)	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance High Yield Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	None	N/A
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Parametric TABS Intermediate-Term Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Parametric TABS Short-Term Municipal Bond Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A

Eaton Vance Mutual Funds Trust
Eaton Vance AMT-Free Municipal Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Total Return Bond Fund (formerly Eaton Vance Core Plus Bond Fund)	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Emerging and Frontier Countries Equity Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Emerging Markets Debt Fund	N/A	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Emerging Markets Local Income Fund	0.30	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Floating-Rate Advantage Fund	0.25	0.25	0.60/0.15	FINRA	N/A	None	None	N/A	N/A
Eaton Vance Floating-Rate Fund	0.25	0.25	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Eaton Vance Floating-Rate & High Income Fund	0.25	0.25	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Eaton Vance Global Bond Fund	0.30	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Global Income Builder Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance Global Macro Absolute Return Advantage Fund	0.30	N/A	0.75/0.25	FINRA	0.50/0.25	None	None	N/A	N/A
Eaton Vance Global Macro Absolute Return Fund	0.30	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	W	U
	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance Global Small-Cap Equity Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Government Opportunities Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance High Income Opportunities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Multi-Asset Credit Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Short Duration Government Income Fund	0.25	0.25	0.60/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Short Duration High Income Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Short Duration Strategic Income Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance Stock Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Taxable Municipal Bond Fund	0.25	N/A	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Eaton Vance Tax-Managed Equity Asset Allocation Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Global Dividend Income Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.1	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Growth Fund 1.2	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Multi-Cap Growth Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	N/A	N/A	N/A
Eaton Vance Tax-Managed Small-Cap Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Tax-Managed Value Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Parametric Commodity Strategy Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Parametric Dividend Income Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Parametric Emerging Markets Fund	0.25	N/A	0.75/0.25	6.25	N/A	None	None	N/A	N/A
Parametric International Equity Fund	0.25	N/A	N/A	N/A	0.50/0.25	None	None	N/A	N/A
Parametric Tax-Managed International Equity Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Parametric Volatility Risk Premium - Defensive Fund	N/A	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A

Trust and Funds	Classes(b)
	A(c)	Advisers(c)	C		R(1)	R6	I	W	U
Eaton Vance Series Fund, Inc.(4)	Fees	Fees	Fees	Fee Cap(d)	Fees	Fees	Fees	Fees	Fees
Eaton Vance Emerging Markets Debt Opportunities Fund	0.25	N/A	N/A	N/A	N/A	None	None	N/A	N/A

Eaton Vance Series Trust II
Eaton Vance Income Fund of Boston	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Parametric Tax-Managed Emerging Markets Fund	N/A	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A

Eaton Vance Special Investment Trust
Eaton Vance Balanced Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Eaton Vance Core Bond Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Dividend Builder Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Greater India Fund	0.30	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A
Eaton Vance Growth Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance Large-Cap Value Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	None	None	N/A	N/A
Eaton Vance Real Estate Fund	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A
Eaton Vance Short Duration Inflation-Protected Income Fund	0.25	N/A	0.75/0.25	FINRA	N/A	N/A	None	N/A	N/A
Eaton Vance Small-Cap Fund	0.25	N/A	0.75/0.25	6.25	0.50/0.25	N/A	None	N/A	N/A
Eaton Vance Special Equities Fund	0.25	N/A	0.75/0.25	6.25	N/A	N/A	None	N/A	N/A

Eaton Vance Floating-Rate Opportunities Fund(5)	0.25	N/A	N/A	N/A	N/A	N/A	None	N/A	0.50/0.25

FOOTNOTES:

(a)	Compliance with the Fee Cap shall be determined in accordance with FINRA Rule 2341(d).
(b)	Distribution or Service Plans have not been adopted for Class R6 and Class I shares and such Classes do not pay Fees.

(c)	Pursuant to the Master Distribution Plan for Class A and Advisers Class Shares, fees payable pursuant to such Plan are referred to as “distribution and service fees”.
(d)	If the Fee Cap is listed as “FINRA”, then the Fund is subject to the maximum amount permitted under FINRA Rule 2341(d), which is 6.25% as of the date hereof.
(1)

The Master Distribution Plan for Class R Shares authorizes distribution and service fee payments of up to 0.75% annually. The Board of Trustees has authorized distribution and service fees equal to 0.50% annually.

(2)

The Master Distribution Plans for Class A and Advisers Class Shares and Class C Shares (as applicable) authorize distribution and service fees of up to 0.25% annually. The Board of Trustees has authorized distribution and service fees of 0.15% annually.

(3)

The Master Distribution Plans for Class A and Advisers Class Shares and Class C Shares (as applicable) authorize service fees (or in the case of Class A shares, distribution and service fees) of up to 0.25% annually. In the case of each Fund (except Eaton Vance California and Municipal Opportunities Funds, Eaton Vance National and High Yield Municipal Income Funds, Parametric TABS 1-to-10 and 5-to-15 Year Laddered Municipal Bond Funds and Parametric TABS Intermediate-Term and Short-Term Municipal Bond Funds), the Board of Trustees has authorized the payment of such fees in the amount of 0.20% annually.

(4)

Although a Maryland corporation, Eaton Vance Series Fund, Inc. (the “Corporation”) is referred to herein as “Trust” for convenience. References in the Agreement to Trustees are deemed to refer to the Directors of the Corporation.

(5)

The Master Distribution Plan for Class U Shares authorizes distribution and service fees of up to 0.75% annually, which includes distribution fees of up to 0.50% and shareholder service fees of up to 0.25% annually.

In addition, each Fund other than Eaton Vance Floating-Rate Opportunities Fund is authorized to offer Class T shares subject to the Class T Distribution Plan. Pursuant to the Class T Distribution Plan, Funds are authorized to pay distribution fees of 0.25% annually.

Last Updated: August 1, 2023